EXHIBIT 99.2

Form of Severance Agreement

ACUITY BRANDS, INC.

SEVERANCE AGREEMENT

THIS AGREEMENT (the “Agreement”), made and entered into as of this 21st day of April, 2006, by and between ACUITY BRANDS, INC., a Delaware corporation (the “Company”), and _______________ (the “Executive”).

W I T N E S S E T H:

WHEREAS, Executive is a key employee of the Company and an integral part of the Company’s management; and

WHEREAS, the Company desires to provide the Executive with certain benefits if the Executive’s employment is terminated involuntarily under certain circumstances; and

WHEREAS, the Company and the Executive have determined it is in their mutual best interests to enter into this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.	TERM OF AGREEMENT.

Unless earlier terminated as hereinafter provided, this Agreement shall commence on the date hereof and shall be for a rolling, two-year term (the “Term”) and shall be deemed to extend automatically, without further action by either the Company or Executive, each day for an additional day, such that the remaining term of the Agreement shall continue to be two years; provided, however, that either party may, by written notice to the other, cause this Agreement to cease to extend automatically and, upon such notice, the “Term” of this Agreement shall be the two-year period following the date of such notice and this Agreement shall terminate upon the expiration of such Term; provided, further, that in the event of a Change in Control of the Company (as defined in Section 2.3 below), the Term of this Agreement shall not expire prior to the expiration of three (3) years after the occurrence of a Change in Control. This Agreement shall not be considered an employment agreement and in no way guarantees Executive the right to continue in the employment of the Company or its affiliates. Executive’s employment is considered employment at will, subject to Executive’s right to receive payments and benefits upon certain terminations of employment as provided below.

As of the date hereof, this Agreement is intended to, and shall, supersede and replace in its entirety the severance agreement dated                                      and the severance obligations contained in any employment letter agreement between Executive and the Company.

2.	DEFINITIONS. FOR PURPOSES OF THIS AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE MEANINGS SPECIFIED BELOW:

2.1 “Board” or “Board of Directors” — The Board of Directors of Acuity Brands, Inc., or its successor.

2.2 “Cause” — The involuntary termination of Executive by the Company for the following reasons shall constitute a termination for Cause:

(a) If termination shall have been the result of an act or acts by the Executive which have been found in an applicable court of law to constitute a felony (other than traffic-related offenses);

(b) If termination shall have been the result of an act or acts by the Executive which are in the good faith judgment of the Company to be in violation of law or of written policies of the Company and which result in material injury to the Company;

(c) If termination shall have been the result of an act or acts of dishonesty by the Executive resulting or intended to result directly or indirectly in gain or personal enrichment to the Executive at the expense of the Company; or

(d) Upon the continued failure by the Executive substantially to perform the duties reasonably assigned to Executive given Executive’s training and experience (other than any such failure resulting from incapacity due to mental or physical illness not constituting a Disability, as defined herein), after a demand in writing for substantial performance of such duties is delivered by the Company, which demand specifically identifies the manner in which the Company believes that the Executive has not substantially performed his duties, and such failure results in material injury to the Company.

2.3 “Change in Control” — For purposes of this Agreement, a “Change in Control” shall mean any of the following events:

(a) The acquisition (other than from the Company in an acquisition that is approved by the Incumbent Board, as defined herein) by any “Person” (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities; or

(b) The individuals who, as of April 21, 2006, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-

thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

(c) Consummation of a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or

(d) a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section 2.3, solely because twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

2.4 “Change in Control Agreement” — An agreement between Executive and the Company providing for the payment of compensation and benefits to Executive in the event of Executive’s termination of employment under certain circumstances following a “change in control” of the Company (as defined in such agreement).

2.5 “Company” — Acuity Brands, Inc., a Delaware corporation, or any successor to its business and/or assets.

2.6 “Date of Termination” — The date specified in the Notice of Termination (which may be immediate) as the date upon which the Executive’s employment with the Company is to cease.

2.7 “Disability” — Disability shall have the meaning ascribed to such term in the Company’s long-term disability plan covering the Executive, or in the absence of such plan, a meaning consistent with Section 22(e)(3) of the Code.

2.8 “Good Reason” — A “Good Reason” for termination by Executive of Executive’s employment with the Company shall mean the occurrence during the Term after a Change in Control (without Executive’s express consent) of any of the following acts by the Company, or failures by the Company to act, and such act or failure to act has not been corrected within thirty (30) days after written notice of such act, or failure to act, is given by Executive to the Company:

(a) an adverse change in Executive’s title or position in the Company from Executive’s title or position immediately prior to the Change in Control which represents a demotion;

(b) the Company’s requiring Executive to be based more than 50 miles from the primary workplace where Executive is based immediately prior to the Change in Control, except for reasonably required travel on the Company’s business which is not significantly greater than such travel requirements prior to the Change in Control;

(c) a reduction in base salary and target bonus opportunity (not the bonus actually earned) below the level in effect immediately prior to the Change in Control, unless such reduction is consistent with reductions being made at the same time for other officers of the Company in comparable positions;

(d) a material reduction in the aggregate benefits provided to Executive by the Company under its “employee benefits plans,” as defined in Section 3(3) of ERISA , immediately prior to the Change in Control, except in connection with a reduction in such benefits which is consistent with reductions being made at the same time for other officers of the Company in comparable positions;

(e) an insolvency or bankruptcy filing by the Company; or

(f) a material breach by the Company of this Agreement.

2.9 “Notice of Termination” — A written notice from one party to the other party specifying the Date of Termination and which sets forth in reasonable detail the facts and circumstances relating to the basis for termination of Executive’s employment.

2.10 “Section 409A” — Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

2.11 “Severance Period” — A period equal to the lesser of (i) eighteen (18) months from the Executive’s Date of Termination or (ii) the number of months (rounded to the nearest month) from the Executive’s Date of Termination until the date he attains age 65; provided, however, that the Severance Period shall in no event be less than six (6) months.

3.	SCOPE OF AGREEMENT.

This Agreement provides for the payment of compensation and benefits to Executive in the event his employment (i) is involuntarily terminated by the Company without Cause, or (ii) is terminated by Executive for Good Reason. If Executive is terminated by the Company for Cause, dies, incurs a Disability or voluntarily terminates employment (other than for Good Reason), this Agreement shall terminate, and Executive shall be entitled to no payments of compensation or benefits pursuant to the terms of this Agreement; provided that in such events, Executive will be entitled to whatever benefits are payable pursuant to the terms of any health, life insurance, disability, welfare, retirement, deferred compensation, or other plan or program maintained by the Company.

If, as a result of Executive’s termination of employment, Executive becomes entitled to compensation and benefits under this Agreement and under a Change in Control Agreement, Executive shall be entitled to receive benefits under whichever agreement provides Executive the greater aggregate compensation and benefits (and not under the other agreement) and there shall be no duplication of benefits.

4.	BENEFITS UPON INVOLUNTARY TERMINATION WITHOUT CAUSE BY THE COMPANY OR FOR GOOD REASON.

If Executive’s employment is involuntarily terminated by the Company during the term of this Agreement without Cause (and such termination does not arise as a result of Executive’s death or Disability), or if Executive terminates his employment for Good Reason, the Executive shall be entitled to the compensation and benefits described below, provided that Executive, as described in Section 4.7, executes a valid release of claims in such form as may be required by the Company. In the event Executive is terminated without Cause or Executive terminates his employment for Good Reason, the Board of Directors may, in its discretion and to provide equitable treatment, grant benefits to Executive in addition to those provided below in circumstances where Executive suffers a diminution of projected benefits as a result of Executive’s termination prior to attainment of age 65, including without limitation, additional retirement benefits, provided that any such grant of additional benefits shall be consistent with the requirements of Section 409A and no such grant shall be made which would violate Section 409A and the regulations and rulings thereunder.

4.1 Base Salary. Executive shall continue to receive his Base Salary (subject to withholding of all applicable taxes) for the entire Severance Period (as defined in Section 2.11 above), payable in the same manner as it was being paid on his Date of Termination.

4.2 Annual Bonus. Executive shall be paid a bonus in an amount equal to the greater of (i) the annual incentive bonus that would be paid or payable to Executive for the fiscal year of the Company during which Executive’s Date of Termination occurs under the Company’s annual incentive plan (“Incentive Plan”), assuming the target level(s) of performance had been met for such fiscal year, multiplied by a fraction (the “Pro Rata Fraction”), the numerator of which is the number of days that have elapsed in the then current fiscal year through Executive’s Date of Termination and the denominator of which is 365, or (ii) the annual incentive bonus that would be paid or payable to Executive for the fiscal year of the Company during which Executive’s Date of Termination occurs under the Incentive Plan based upon the Company’s actual performance for such fiscal year, multiplied by the Pro Rata Factor. The bonus amount determined pursuant to Section 4.2(i) shall be paid to Executive within ten (10) days of Executive’s Date of Termination and any additional amount payable pursuant to Section 4.2(ii) shall be payable at the same time as bonuses are payable to other executive under the Incentive Plan.

4.3 Restricted Stock. Any Restricted Stock granted to Executive under the Acuity Brands, Inc. Long-Term Incentive Plan (“LTIP”) for which the specific performance targets have been achieved and a Vesting Start Date (as defined in the agreement granting the Restricted Stock to Executive, the “Restricted Stock Agreement”) has been established as of Executive’s Date of Termination shall become fully vested and nonforfeitable as of Executive’s Date of Termination and subject to the proviso at the end of this sentence, all Restricted Stock for which a Vesting Start Date has not been established shall be immediately forfeited; provided, that if the Restricted Stock Agreement granting the Restricted Stock to Executive provides for more favorable continued vesting after Executive’s Date of Termination, the provisions of such Restricted Stock Agreement shall apply to the vesting of Executive’s Restricted Stock after Executive’s termination. The Vested Value (as defined in the Restricted Stock Agreement) of the shares of Restricted Stock vesting pursuant to this Section 4.3 shall be delivered to Executive in the manner provided in Section 2.2 of the Restricted Stock Agreement within ten (10) days of Executive’s Date of Termination, using Executive’s Date of Termination as the date for determining the Vested Value.

4.4 Health Care and Life Insurance. The health care (including dental and vision coverage, if applicable) and term life insurance coverages provided to Executive at his Date of Termination shall be continued at the same level as for active executives and in the same manner as if his employment had not terminated, beginning on the Date of Termination and ending on the last day of the Severance Period. Any additional coverages Executive had at termination, including dependent coverage, will also be continued for such period on the same terms, to the extent permitted by the applicable policies or contracts. Any costs Executive was paying for such coverages at the time of termination shall be paid by Executive by separate check payable to the Company each month in advance or, at Executive’s election, may be deducted from his Base Salary payments under Section 4.1. If the terms of any benefit plan referred to in this Section, or the laws applicable to such plan do not permit continued participation by Executive, then the Company will arrange for other coverage(s) satisfactory to Executive at Company’s expense which provides substantially similar benefits or, at Executive’s election, will pay Executive a lump sum amount equal to the annual costs of such coverage(s) for the Severance Period. A benefit provided under this Section 4.4 shall cease if Executive obtains other employment and, as a result of such employment, health care or life insurance benefits are available to Executive. At the end of the Severance Period, Executive shall be entitled to elect to continue health care coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for the period required by COBRA. In the event Executive’s employment is terminated following a Change in Control under circumstances that entitle the Executive to benefits under this Section 4.4, Executive shall be entitled to elect to continue health care coverage under COBRA for a thirty-six (36)-month period after the end of the Severance Period.

4.5 Outplacement Services. Executive will be provided with customary outplacement services by an outplacement firm selected by the Company for the Severance Period, provided that the Company’s total cost for such services shall not exceed an amount equal to ten percent (10%) of Executive’s Base Salary.

4.6 Other Benefits. Except as expressly provided herein, all other fringe benefits provided to Executive as an active employee of the Company (e.g., 401(k) plan, AD&D, car allowance, club dues, etc.), shall cease on his Date of Termination, provided that any conversion or extension rights applicable to such benefits shall be made available to Executive at his Date of Termination or when such coverages otherwise cease at the end of the Severance Period. Except as expressly provided herein, for all other plans sponsored by the Company, the Executive’s employment shall be treated as terminated on his Date of Termination and Executive’s right to benefits shall be determined under the terms of such plans; provided, however, in no event will Executive be entitled to severance payments or benefits under any other severance plan, policy, program or agreement of the Company, except to the extent Executive is covered by a Change in Control Agreement.

4.7 Release of Claims. To be entitled to any of the compensation and benefits described above in this Section 4, Executive shall sign a release of claims substantially in the form attached hereto as Exhibit A. No payments shall be made under this Section 4 until such release has been properly executed and delivered to the Company and until the expiration of the revocation period, if any, provided under the release. If the release is not properly executed by the Executive and delivered to the Company within the reasonable time periods specified in the release, the Company’s obligations under this Section 4 will terminate.

4.8 Section 409A. The Company shall have the authority to delay the commencement of payments under this Section 4 to “key employees” of the Company to the extent such delay is mandated by the provisions of Section 409A, provided that the Company and Executive may agree to take into account any transitional rule available under Section 409A.

5.	CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION.

5.1 Purpose and Reasonableness of Provisions. Executive acknowledges that, prior to and during the Term of this Agreement, the Company has furnished and will furnish to Executive Trade Secrets and Confidential Information which could be used by Executive on behalf of a competitor of the Company or other person to the Company’s substantial detriment. Moreover, the parties recognize that Executive during the course of his employment with the Company may develop important relationships with customers and others having valuable business relationships with the Company. In view of the foregoing, Executive acknowledges and agrees that the restrictive covenants contained in this Section 5 are reasonably necessary to protect the Company’s legitimate business interests and good will.

5.2 Trade Secrets and Confidential Information. Executive agrees that he shall protect the Company’s Trade Secrets (as defined in Section 5.10(b) below) and Confidential Information (as defined in Section 5.10(a) below) and shall not disclose to any Person, or otherwise use or disseminate, except in connection with the performance of his duties for the Company, any Trade Secrets or Confidential Information; provided, however, that Executive may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event Executive will promptly notify the Company of such order or subpoena to provide the Company an opportunity to protect its interests. Executive’s obligations under this Section 5.2 shall apply during his employment and after his termination of employment, and shall survive any expiration or termination of this Agreement, provided that Executive may after such expiration or termination disclose Confidential Information with the prior written consent of the Chief Executive Officer.

The Executive, during employment with the Company, will not offer, disclose or use on Executive’s own behalf or on behalf of the Company, any information Executive received prior to employment by the Company, which was supplied to Executive confidentially or which Executive should reasonably know to be confidential, to any persons, organization or entity other than the Company without the written approval of such person, organization or entity.

5.3 Return of Property. Upon the termination his employment with the Company, Executive agrees to deliver promptly to the Company all Company files, customer lists, management reports, memoranda, research, Company forms, financial data and reports and other documents (including all such data and documents in electronic form) supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control, and all of the Company’s equipment and other materials in his possession or control. Executive’s obligations under this Section 5.3 shall survive any expiration or termination of this Agreement.

5.4 Inventions. The Executive does hereby assign to the Company the entire right, title and interest in any Invention which is made, conceived, either solely or jointly with others, during employment with the Company. The Executive agrees to promptly disclose to the Company all such Inventions. The Executive will, if requested, promptly execute and deliver to the Company a specific assignment of title for an Invention and will at the expense of the Company, take all reasonably required action by the Company to patent, copyright or otherwise protect the Invention.

5.5 Non-Competition. The Executive agrees that while employed by the Company and for a period equal to the Severance Period thereafter, Executive shall comply with the non-competition restrictions attached hereto as Exhibit B.

5.6 Non-Solicitation of Customers/Suppliers. The Executive agrees that during the course of employment with the Company, and for a period equal to the Severance Period thereafter, the Executive will not directly or indirectly (i) divert or attempt to divert any person, concern or entity which is furnished products or services by the Company from doing business with the Company or otherwise change its relationship with the Company; or (ii) induce or attempt to induce any customer, supplier or service provider to cease being a customer, supplier or service provider of the Company or to otherwise change its relationship with the Company.

5.7 Non-Solicitation of Employees. The Executive agrees that during the course of employment with the Company, and for a period equal to the Severance Period thereafter, the Executive shall not, directly or indirectly, whether on behalf of the Executive or others, solicit, lure or attempt to hire away any of the employees of the Company with whom the Executive interacted while employed with the Company.

5.8 Injunctive Relief. Executive acknowledges that if he breaches or threatens to breach any of the provisions of this Section 5, his actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Executive breaches or threatens to breach any of the provisions of this Section 5, the Company shall be entitled to seek injunctive relief, in addition to any other rights or remedies the Company may have. The existence of any claim or cause of action by Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of Executive’s agreements under this Section 5.

5.9 Provisions Severable. If any provision in this Section 5 is determined to be in violation of any law, rule or regulation or otherwise unenforceable, and cannot be modified to be enforceable, such determination shall not affect the validity of any other provisions of this Agreement, but such other provisions shall remain in full force and effect. Each and every provision, paragraph and subparagraph of this Section 5 is severable from the other provisions, paragraphs and subparagraphs and constitutes a separate and distinct covenant.

5.10 Definitions. For purposes of this Section 5, the following definitions shall apply:

(a) “Confidential Information” means any and all information regarding the business or affairs of the Company not generally known, including information relating to research and development, operating systems, purchasing, accounting, engineering, customers, marketing, manufacturing, suppliers, service providers, merchandising, selling, leasing, servicing, finance and business systems and techniques, information concerning customers of the Company and their systems and applications. All information disclosed to Executive, or to which Executive obtains access, whether originated by Executive or by others, during the period of his employment, which he has reasonable basis to believe to be Confidential Information, or which is treated by the Company as being Confidential Information, shall be presumed to be Confidential Information.

(b) “Trade Secrets” means any business, scientific or technical information, design, process, procedure, formula or improvement of the Company that is valuable and not generally known to the Company’s competitors.

(c) “Inventions” means contributions, discoveries, improvements and ideas and works of authorship, whether or not patentable or copyrightable, and (i) which relate directly to the business of the Company or (ii) which result from any work performed by Executive or by Executive’s fellow employees for the Company or (iii) for which equipment, supplies, facilities, Confidential Information or Trade Secrets of the Company are used, or (iv) which is developed on the Company’s time.

6.	MISCELLANEOUS.

6.1 No Obligation to Mitigate. Executive shall not be required to mitigate the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer after the Date of Termination or otherwise, except as provided in Section 4.4 with respect to benefits coverages.

6.2 Contract Non-Assignable. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills and knowledge of Executive, and agree that this Agreement may not be assigned or transferred by Executive.

6.3 Successors; Binding Agreement.

(a) In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or who acquires the stock of the Company, to expressly assume and agree to perform this Agreement, in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

(b) This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees.

6.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or seven days after mailing if mailed first class, certified mail, postage prepaid, addressed as follows:

If to the Company:	AcuityBrands, Inc. Attention: General Counsel 1170Peachtree Street, Suite 2400 Atlanta,GA 30309

If to the Executive:	To his last known address on file with the Company

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

6.5 Provisions Severable. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

6.6 Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

6.7 Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

6.8 Governing Law. The validity and effect of this Agreement shall be governed by and be construed and enforced in accordance with the laws of the State of Georgia.

6.9 Disputes; Legal Fees; Indemnification.

(a) Disputes – All claims by Executive for compensation and benefits under this Agreement shall be in writing and shall be directed to and be determined by the Compensation Committee of the Board. Any denial by the Compensation Committee of a claim for benefits under this Agreement shall be provided in writing to Executive within thirty (30) days of such decision and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Compensation Committee shall afford a reasonable opportunity to Executive for a review of its decision denying a claim and shall further allow Executive to appeal in writing to the Compensation Committee a decision of the Compensation Committee within sixty (60) days after notification by the Compensation Committee that

Executive’s claim has been denied. To the extent permitted by applicable law, any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Fulton County, Georgia, in accordance with the rules of the American Arbitration Association then in effect for commercial arbitrations. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

(b) Legal Fees – If the Company involuntarily terminates Executive without Cause or Executive terminates his employment for Good Reason, then, in the event Executive incurs legal fees and other expenses in seeking to obtain or to enforce any rights or benefits provided by this Agreement and is successful to a significant extent in obtaining or enforcing any such rights or benefits through settlement, mediation, arbitration or otherwise, the Company shall promptly pay Executive’s reasonable legal fees and expenses and related costs incurred in enforcing this Agreement including, without limitation, attorneys fees and expenses, experts fees and expenses, and investigative fees. Except to the extent provided in the preceding sentence, each party shall pay its own legal fees and other expenses associated with any dispute under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

EXECUTIVE: ACUITY BRANDS, INC.

By:
Chairman of the Board

EXHIBIT A

TO ACUITY BRANDS, INC. SEVERANCE AGREEMENT

FORM – RELEASE OF CLAIMS

The undersigned, an Executive of (the “Company”), having entered into that certain Severance Agreement (the “Agreement”) dated April 21, 2006, which Agreement is expressly incorporated herein by reference, hereby enters into the following Release of Claims effective as of the date listed below. Capitalized terms contained herein shall have the same meaning as those defined terms set forth in the Agreement. This Release must be executed and returned to, without modification, within thirty (30) days of the date of the termination of Executive’s employment in order for Executive to receive any of the compensation and benefits set forth in section 4 of the Agreement.

For the consideration set forth in the Agreement, including the various actual and prospective benefits described therein, which are more than I would otherwise have received in the event of my severance from the Company, I hereby release the Company, its current and former parents, subsidiaries, divisions, and affiliates, and their current or former directors, employees and agents and related parties from all known or unknown claims, if any, that I presently could have against any of them, including (but not limited to) all known or unknown claims arising out of my employment with the Company or my termination therefrom, except Age Discrimination in Employment Act claims, of which I certify that I have none; provided that this Release does not affect my vested rights to benefits to which I am entitled under any Company pension or 401(k) plans, or healthcare or similar welfare benefits. I promise never to file any lawsuit based on a claim released by this Release. The foregoing Release of Claims expressly includes a waiver of any right to recovery for the claims released herein in any and all private causes of action and/or charges and/or in any and all complaints filed with, or by, any governmental agency and/or other person or tribunal and I understand by signing this Release, that I will have no right to recover monetary damages or obtain individual relief of any kind in any such proceeding. I acknowledge and understand that this Release is binding upon my heirs and personal representatives. This Release, together with the Agreement, sets forth the entire agreement between the Company and me pertaining to the subject matter hereof and fully supersedes any and all prior agreements or understandings between us pertaining thereto.

I have carefully read this Release, I fully understand what it means, and I am entering into it voluntarily.

___________________________________________	______________________________________________
Date	Signature of Executive

______________________________________________

______________________________________________ Name

Attach personalized Exhibit B